UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 17, 2010

Medallion Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	814-00188	04-3291176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

437 Madison Avenue, 38th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 328-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 17, 2010, the board of directors of Medallion Financial Corp. (the “Company”), after considering information on total compensation for the Company’s executive officers, competitive conditions, accomplishment of Company goals during fiscal year 2010, and individual performance, approved the recommendations made by the Compensation Committee to award fiscal year 2010 bonuses to Andrew Murstein, President and Michael Kowalsky, Executive Vice President. Based upon the overall performance of the Company’s taxi medallion loan portfolio in 2010, among other things, the Committee approved a $975,000 cash bonus to Andrew Murstein and a $126,000 cash bonus to Michael Kowalsky. The board also approved the Compensation Committee’s recommendations to increase the base salaries of Alvin Murstein, Chief Executive Officer to $795,000, Andrew Murstein to $953,700 and Michael Kowalsky to $292,901.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

By:	/s/ Larry D. Hall

	Name:	Larry D. Hall
	Title:	Chief Financial Officer

Date: December 23, 2010